Exhibit 10.2

                             HAEMONETICS CORPORATION
                             2005 LONG-TERM INCENTIVE
                                COMPENSATION PLAN

                             Effective July 27, 2005

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                                TABLE OF CONTENTS

                                                                            PAGE
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Article 1.       Establishment, Objectives, and Duration.......................1

Article 2.       Definitions...................................................1

Article 3.       Administration................................................4

Article 4.       Shares Subject to the Plan and Maximum Awards.................5

Article 5.       Eligibility and Participation.................................6

Article 6.       Stock Options.................................................7

Article 7.       Stock Appreciation Rights.....................................8

Article 8.       Restricted Stock..............................................9

Article 9.       Deferred Stock/Restricted Stock Units........................10

Article 10.      Other Stock Unit Awards......................................11

Article 11.      Performance Shares...........................................11

Article 12.      Performance Measures.........................................12

Article 13.      Rights of Participants.......................................13

Article 14.      Termination of Employment/Directorship.......................13

Article 15.      Change in Control............................................14

Article 16.      Amendment, Modification, and Termination.....................15

Article 17.      Withholding..................................................15

Article 18.      Successors...................................................16

Article 19.      General Provisions...........................................16

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               ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 Establishment of the Plan. Haemonetics Corporation, a Massachusetts corporation, hereby adopts the "Haemonetics Corporation 2005 Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock/Restricted Stock Units, Other Stock Units and Performance Shares.

     Subject to approval by the Company's stockholders, this Plan shall become effective as of July 27, 2005 (the "Effective Date"). Awards may be granted under this Plan prior to such stockholder approval; provided, the effectiveness of such Awards shall be contingent on such stockholder approval being obtained.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in that success.

     1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of when (a) all Shares subject to it shall have been purchased or acquired according to the Plan's provisions or (b) the seventh (7th) anniversary of the Effective Date. However (in case of any amendment to the previous sentence), in no event may an Award of an Incentive Stock Option be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

                             ARTICLE 2. DEFINITIONS

     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock/Restricted Stock Units, Other Stock Units or Performance Shares.

     2.2 "Award Agreement" means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

     2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

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     2.5     "Change in Control" shall be deemed to have occurred if any person or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than thirty-five percent (35%) of the then outstanding common stock of the Company, shall acquire such additional shares of the Company's common stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own thirty-five percent (35%) or more of the Company's common stock outstanding.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Committee" means the committee appointed from time to time by the Company's Board of Directors to administer the Plan. The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee Directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term "Committee" as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

     2.8 "Company" means Haemonetics Corporation, a Massachusetts corporation, and any successor thereto as provided in Article 18 hereof.

     2.9 "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.10 "Deferred Stock Unit" means an Award granted to a Participant pursuant to Article 9 hereof.

     2.11 "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.

     2.12 "Disability" shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

     2.13    "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14    "Employee" means any employee of the Company or its Subsidiaries.

     2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 "Fair Market Value" as of any date and in respect of any Share means the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange for that date, or if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee. In no event shall the fair market value of any Share be less than its par value.

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     2.17    "Incentive Stock Option" or "ISO" means an option to purchase
Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     2.18 "Insider" shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.19 "Key Employee" shall mean an employee (as defined in Code Section 416(i) (but without regard to paragraph (5) thereof)) of the Company.

     2.20 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

     2.21    "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.22 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.23 "Other Stock Unit Award" means an Award granted to a Participant, as described in Article 10 hereof.

     2.24 "Participant" means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

     2.25 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26 "Performance Share" means an Award granted to a Participant, as described in Article 11 hereof.

     2.27 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

     2.28 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a "group" as defined in Section 13(d) thereof and the rules promulgated.

     2.29 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 hereof.

     2.30 "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 9 hereof.

     2.31 "Shares" means shares of the Company's common stock, par value $.01 per share.

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     2.32    "Stock Appreciation Right" or "SAR" means an Award granted pursuant to the terms of Article 7 hereof.

     2.33 "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, "Subsidiary" means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a "subsidiary corporation" within the meaning of Code Section 424(d) and the rules thereunder.

     2.34 "Ten Percent Shareholder" means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Code Section 422.

                            ARTICLE 3. ADMINISTRATION

     3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company. For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are "outside directors", as that term is defined in Code Section 162(m) and the regulations thereunder.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees and Directors who shall be offered the opportunity to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including, but not limited to, termination provisions); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

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            ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall equal 3,100,000. Subject to adjustment as provided in Section 4.2 hereof, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall not exceed 500,000. Any Shares that are subject to Awards of Stock Options shall be counted against this limit as one (1) Share for every one (1) Share issued. Any Shares that are subject to Awards other than Stock Options shall be counted against this limit as 2.1 Shares for every one (1) Share granted.

     Any Shares covered by an Award (or portion of an Award) granted under the Plan which is cashed out, forfeited, canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the Option Price or purchase price on an Award or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares actually tendered or retained shall not become or again be, as the case may be, included in the Share limit described in this Section 4.1.

     Shares may be authorized or unissued shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     The following limitations shall apply to the grant of any Award to a Participant in a fiscal year:

          (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall be 600,000.

          (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one Participant shall be 250,000.

          (c) Restricted Stock: The maximum aggregate number of Shares that may be granted with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 250,000.

          (d) Deferred Stock/Restricted Stock Unit Awards: The maximum aggregate grant or award with respect to Awards of Deferred Stock Units made in any one fiscal year to any one Participant may not exceed $7,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock Units made in any one fiscal year to any one Participant may not exceed $7,000,000.

          (e) Other Stock Unit Awards: The maximum aggregate grant with respect to Awards of Other Stock Units made in any one fiscal year to any one Participant may not exceed $10,000,000.

          (f) Performance Shares Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the Fair Market Value of 250,000 Shares (measured on the date of grant).

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     Notwithstanding anything in the Plan to the contrary and subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be granted as Awards in any one fiscal year to a Director shall be equal to the Fair Market Value of 10,000 Shares (measured on the date of grant) and the maximum aggregate number of Shares that may be granted as Awards to any Director cumulatively under this Plan is 350,000.

     The maximum amount that may be paid under the Annual Target Bonus Plan in any one fiscal year to a participant in that plan shall be $2 million.

     4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's or any Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors of the Company and its Subsidiaries.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

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                            ARTICLE 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     6.3 Option Price. The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted. No ISOs will be granted to a Ten Percent Shareholder. The Option Price may not be decreased with respect to an outstanding Option following the date of grant and no option will be replaced with another option with a lower Option Price.

     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an Option must expire no later than the seventh (7th) anniversary of the date the Option was granted.

     6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

     Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either:
(a) in cash or its equivalent; (b) subject to the Committee's approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); (c) subject to the Committee's approval, by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the Option Price; (d) subject to the Committee's approval, by a combination of (a),
(b), or (c); or (e) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

     Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

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     Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8     NONTRANSFERABILITY OF OPTIONS.

             (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

             (b) Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant's lifetime only by such Participant.

     6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this
Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

     Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

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     The grant price of a SAR shall equal the Fair Market Value of a Share on the date of grant.

     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that an SAR must expire no later than the seventh (7th) anniversary of the date the SAR was granted.

     7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

             (a) The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

             (b) The number of Shares with respect to which the SAR is exercised.

     The payment upon SAR exercise shall be in Shares. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

     7.7 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

                           ARTICLE 8. RESTRICTED STOCK

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     8.3 Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant's lifetime and prior to the end of the Period of Restriction only to such Participant.

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     8.4     Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

              ARTICLE 9. DEFERRED STOCK AND RESTRICTED STOCK UNITS

     9.1 Award of Deferred Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred.

     9.2 Election to Receive Deferred Stock Units. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that

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otherwise would be due to such Participant in payment or settlement of an Award under the Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Shares.

     9.3 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee may determine.

     9.4 Restricted Stock Units Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee shall determine.

     9.5 Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units, or, if a Restricted Stock Unit Award is subject to partial vesting, the vested portion of such Award, shall be made in a single sum of cash or Shares or a combination thereof as soon as practicable after the Restricted Stock Units or portion of the Award vests, but in no event later than 2 1/2 months after the calendar year in which vesting occurs. It is intended that a Restricted Stock Unit Award be exempt from the application of Section 409A of the Code as a "short-term deferral."

                       ARTICLE 10. OTHER STOCK UNIT AWARDS

     10.1 Grant of Other Stock Unit Awards. Subject to the terms of the Plan, Other Stock Unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     10.2 Award Agreement. Each Other Stock Unit grant shall be evidenced by an Other Stock Unit Agreement that shall specify the restrictions upon such Other Stock Units, if any, the number of Other Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

                         ARTICLE 11. PERFORMANCE SHARES

     11.1 Grant of Performance Shares Awards. Subject to the terms of the Plan, Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     11.2 Award Agreement. At the Committee's discretion, each grant of Performance Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

     11.3 Value of Performance Shares Awards. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a "Performance Period."

     11.4 Earning of Performance Shares Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares Awards shall be entitled to receive a payout based on the number and value of Performance Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     11.5 Form and Timing of Payment of Performance Shares Awards. Payment of earned Performance Shares Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Shares Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

     Unless otherwise provided by the Committee, Participants holding Performance Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Shares.

     11.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 hereof, as determined by the Committee.

                        ARTICLE 12. PERFORMANCE MEASURES

     Unless and until the Committee proposes for shareholder vote and the Company's shareholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to

Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among: revenue, earnings per share, operating income, net income (before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), gross profit, growth in any of the preceding measures, gross profit return on investment, gross margin return on investment, working capital, gross margins, EBIT, EBITDA, return on equity, return on assets, return on capital, revenue growth, total shareholder return, economic value added, customer satisfaction, technology leadership, number of new patents, employee retention, market share, market segment share, product release schedules, new product innovation, cost reduction through advanced technology, brand recognition/acceptance, and product ship targets. Additionally, the Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including an event not within the reasonable control of the Company's management.

     Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

     Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

                       ARTICLE 13. RIGHTS OF PARTICIPANTS

     13.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company's or its Subsidiaries' employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant's employment or directorship at any time.

     13.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 11.5 or in the applicable Award Agreement consistent with Articles 8, 9, 10, or 11, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares.

               ARTICLE 14. TERMINATION OF EMPLOYMENT/DIRECTORSHIP

     Upon termination of the Participant's employment or directorship for any reason other than Disability, death, or, in the case of NQSOs, retirement, an Option granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Option at the date of termination. Upon termination of the Participant's employment or directorship due to retirement (as defined in the Award Agreement), a NQSO granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of two (2) years after the date of termination due to retirement (as defined in the Award Agreement) but only if, and to the extent that, the Participant was entitled to exercise the Nonqualified Stock Option at the date of termination. Upon termination of the Participant's employment or directorship for any reason other than Disability or death, all Awards other than Options shall be treated as set forth in the applicable Award Agreement. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, all Awards shall be treated as set forth in the applicable Award Agreements.

     Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule. For purposes of this Article, a "termination" includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a nonemployee director, the meaning of "termination" includes the date that the individual ceases to be a director of the Company or its Subsidiaries.

     Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant's original or amended Award Agreement or similar document.

     An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

                          ARTICLE 15. CHANGE IN CONTROL

     In the event of (1) any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (2) a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

          (a) elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

          (b) elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

          (c) permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

          (d) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

          (e)  implement any combination of the foregoing.

              ARTICLE 16. AMENDMENT, MODIFICATION, AND TERMINATION

     16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

     16.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) increases the maximum number of Shares subject to the Plan; (b) changes the designation of the class of persons eligible to receive ISOs under the Plan; or (c) modifies the Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

                             ARTICLE 17. WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant's obligations pursuant to this Section 17 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options or SARs; (ii) the date of payment, in the case of Performance Shares/Deferred Stock Units/Restricted Stock Units; or (iii) the expiration of the Period of Restriction in the case of Restricted Stock. Any election made under this Section 17 may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

                             ARTICLE 18. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

                         ARTICLE 19. GENERAL PROVISIONS

     19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     19.5 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

     19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to
Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

     19.8 Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

     19.9 Governing Law. The Plan and each Award Agreement shall be governed by the laws of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Massachusetts, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

     19.10   Compliance with Code Section 409A. No Award that is subject to
Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with
Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

Dated as of July 27, 2005                       HAEMONETICS CORPORATION

                                                By:  /s/ Brad Nutter
                                                     ---------------------------
                                                     Chief Executive Officer


Date of Shareholder Approval: July 27, 2005